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                                                                    EXHIBIT 10.9

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                       VLASIC FOODS INTERNATIONAL INC.




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                        1998 LONG-TERM INCENTIVE PLAN




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                                                   Dated: ______________, 1998


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                             VLASIC FOODS INTERNATIONAL INC.

                              1998 LONG-TERM INCENTIVE PLAN

                                    TABLE OF CONTENTS

Article                                                                      Page
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
I.    PURPOSE AND EFFECTIVE DATE.............................................1

II.   DEFINITIONS............................................................1

III.  ADMINISTRATION.........................................................4

IV.   AWARDS.................................................................5

V.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS............................6

VI.   RESTRICTED STOCK AWARDS................................................9

VII.  UNRESTRICTED VLASIC STOCK AWARDS......................................11

VIII. AWARD OF PERFORMANCE UNITS............................................11

IX.   DEFERRAL OF CERTAIN PAYMENTS..........................................13

X.    MISCELLANEOUS PROVISIONS..............................................13

XI.   CHANGE IN CONTROL OF THE COMPANY......................................15


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                                  ARTICLE I

                          PURPOSE AND EFFECTIVE DATE

SECTION 1.1 PURPOSE. The purpose of the Plan is to provide financial incentives for selected employees of the Vlasic Foods International Group, thereby promoting the long-term growth and financial success of the Vlasic Foods International Group by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Vlasic Foods International Group's capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected employees to acquire and maintain ownership of Vlasic Stock, (iv) motivating employees to achieve long-range Performance Goals and objectives, and (v) providing incentive compensation opportunities competitive with those of other major corporations.

      SECTION 1.2. EFFECTIVE DATE AND EXPIRATION OF PLAN. The Plan was approved by Campbell Soup Company, as the sole shareowner of Vlasic Foods International Inc. and is effective March 30, 1998. Unless earlier terminated by the Board pursuant to Section 10.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but exercise and payment of Awards made prior to the termination date may extend beyond that date.

                                   ARTICLE II

                                   DEFINITIONS

            The following words and phrases, as used in the Plan, shall have these meanings:

SECTION 2.1 "AWARD" means, individually or collectively, any Option, SAR, Restricted Stock, unrestricted Vlasic Stock or Performance Unit Award.

      SECTION 2.2. "BOARD" means the Board of Directors of the Company.

      SECTION 2.3. "CAMPBELL CONVERSION AWARD" means an award under the Campbell Soup Company 1994 Long-Term Incentive Plan ("Campbell Plan") that terminates solely by reason of the spin-off of the Company from Campbell Soup Company and is converted to a replacement Award under the Plan. The replacement Award shall have the same aggregate Option Price, cover the same aggregate fair market value of Vlasic Stock and continue the vesting schedule and other provisions of the award under the Campbell Plan that it replaces.

      SECTION 2.4. "CAUSE" means the termination of a Participant's employment by reason of his or her engaging in conduct that constitutes willful gross misconduct that is demonstrably and materially injurious to his or her employer, monetarily or otherwise, misappropriation of funds, willful and material misrepresentation to the directors or officers of his or her employer, gross negligence in the performance of the Participant's duties having a material adverse effect on the

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business, operations, assets, properties or financial condition of the Company or a Subsidiary, or entering into competition with the Company or a Subsidiary. No act, nor failure to act, on the Participant's part shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company and its Subsidiaries.

      SECTION 2.5. "CODE" means the Internal Revenue Code of 1986, as amended.

      SECTION 2.6. "COMMITTEE" means the Compensation and Organization Committee of the Board. All members of the Committee shall be "Outside Directors," as defined or interpreted for purposes of Section 162(m) of the Code, and "Disinterested Persons," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act").

      SECTION 2.7. "COMPANY" means Vlasic Foods International Inc. and its successors and assigns.

      SECTION 2.8. "DEFERRED COMPENSATION PLAN" means the Vlasic Foods International Inc. Deferred Compensation Plan.

      SECTION 2.9. "DIRECTOR" means a member of the Board.

      SECTION 2.10. "EFFECTIVE DATE" means March 30, 1998.

      SECTION 2.11. "EMPLOYEE" means a person who is a regular salaried employee of the Vlasic Foods International Group and who, in the opinion of the Committee, is a key employee whose performance can contribute to the success of the Company or a Subsidiary.

      SECTION 2.12. "FAIR MARKET VALUE" means, as of any specified date, an amount equal to the mean between the reported high and low prices of Vlasic Stock on the New York Stock Exchange composite tape on the specified date.

      SECTION 2.13. "FISCAL YEAR" means the fiscal year of the Company, which is the 52- or 53-week period ending on the Sunday closest to July 31.

      SECTION 2.14. "HIGHLY COMPENSATED EMPLOYEE" means an Employee who is determined by the Committee to be a member of a select group of management or highly compensated employees for purposes of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

      SECTION 2.15. "INCENTIVE STOCK OPTION" means an option within the meaning of Section 422 of the Code.

      SECTION 2.16. "NONQUALIFIED STOCK OPTION" means an Option granted under the Plan other than an Incentive Stock Option.


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      SECTION 2.17. "OPTION" means either a Nonqualified Stock Option or an
Incentive Stock Option to purchase Vlasic Stock.

      SECTION 2.18. "OPTION PRICE" means the price at which Vlasic Stock may be purchased under an Option as provided in Section 5.4 or in the case of an SAR awarded under Section 5.8, the Fair Market Value of Vlasic Stock on the date the SAR is awarded.

      SECTION 2.19. "PARTICIPANT" means an Employee to whom an Award has been made under the Plan.

      SECTION 2.20. "PERFORMANCE GOALS" means goals established by the Committee pursuant to Section 4.5.

      SECTION 2.21. "PERFORMANCE PERIOD" means a period of time over which performance is measured.

      SECTION 2.22. "PERFORMANCE UNIT" means the unit of measure determined under Article VIII by which is expressed the value of a Performance Unit Award.

      SECTION 2.23. "PERFORMANCE UNIT AWARD" means an Award granted under
Article VIII.

      SECTION 2.24. "PERSONAL REPRESENTATIVE" means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

      SECTION 2.25. "PLAN" means the Vlasic Foods International Inc. 1998 Long-Term Incentive Plan.

      SECTION 2.26. "RESTRICTED PERFORMANCE STOCK" means Vlasic Stock subject to Performance Goals provided in Section 4.5.

      SECTION 2.27. "RESTRICTED STOCK" means Vlasic Stock subject to the terms and conditions provided in Article VI and includes Restricted Performance Stock.

      SECTION 2.28. "RESTRICTED STOCK AWARD" means an Award granted under
Article VI.

      SECTION 2.29. "RESTRICTION PERIOD" means a period of time determined under
Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

      SECTION 2.30. "SAR" means a stock appreciation right granted under Section 5.8.


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      SECTION 2.31. "STATEMENT" means a written confirmation of an Award under the Plan furnished to the Participant.

      SECTION 2.32. "SUBSIDIARY" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

      SECTION 2.33. "VLASIC FOODS INTERNATIONAL GROUP" means the Company and all of its Subsidiaries on and after the Effective Date.

      SECTION 2.34. "VLASIC STOCK" means common stock of the Company.

                                 ARTICLE III

                                ADMINISTRATION

SECTION 3.1 COMMITTEE TO ADMINISTER. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

      A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

      SECTION 3.2. POWERS OF COMMITTEE.

                   (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Employees who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Unit.

                   (b) The Committee shall determine and set forth in an Award Statement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Statement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date


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on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

                                  ARTICLE IV

                                    AWARDS

SECTION 4.1 AWARDS. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, unrestricted Vlasic Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

      SECTION 4.2. ELIGIBILITY FOR AWARDS. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Vlasic Foods International Group, the value of his or her services to the Vlasic Foods International Group, and such other factors deemed relevant by the Committee.

      SECTION 4.3. SHARES AVAILABLE UNDER THE PLAN. The Vlasic Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, and Restricted Stock and unrestricted Vlasic Stock Awards will be authorized but unissued Vlasic Stock or Vlasic Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 10.2, (i) no more than 5,800,000 shares of Vlasic Stock shall be issuable upon exercise of Options, SARs, or pursuant to Performance Unit Awards, Restricted Stock or unrestricted Vlasic Stock Awards granted under the Plan, and (ii) no less than 80% of such shares of Vlasic Stock shall be issuable upon exercise of Options.. Any shares of Vlasic Stock tendered in exercise of an Option or subject to an Option that for any reason is canceled or terminated without having been exercised, or any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan. Shares subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan.

      SECTION 4.4. LIMITATION ON AWARDS. The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Employee with respect to a Performance Period or Restriction Period may not exceed $5,000,000 for each fiscal year included in such Performance Period or Restriction Period. The maximum number of shares for which Options may be granted


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to any Participant in any one fiscal year shall not exceed 2,000,000 shares. The foregoing dollar value and share limits shall not apply to Restricted Stock, Performance Units and Options attributable to a Campbell Conversion Award.

      SECTION 4.5. GENERAL PERFORMANCE GOALS. Prior to the beginning of a Performance Period the Committee will establish, in writing, Performance Goals for the Company and its various operating units and its Subsidiaries. The goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate. Such goals may include, but shall not be limited to, earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, cash flow, cash return on assets, shareowner return, return on equity, return on capital or other value-based performance measures. The Committee may disregard or offset the effect of any special charges or gains, the cumulative effect of a change in accounting, or the effect of other expenses or losses that are unusual in nature or infrequent in occurrence, in determining the attainment of Performance Goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies, meets or exceeds an objective target established by the Committee.


                                  ARTICLE V

                 STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

SECTION 5.1 AWARD OF STOCK OPTIONS. The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Employee. Awards of Incentive Stock Options and Nonqualified Stock Options must be separate and not in tandem.

      SECTION 5.2. PERIOD OF OPTION.

                   (a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. After the waiting period, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Statement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

                   (b) Except as provided in Section 5.6, an Option may not be exercised by a Participant unless such Participant is then, and continually (except for sick leave, United States military service, or other approved leave of absence) after the grant of the Option has been, an employee of the Vlasic Foods International Group.

      SECTION 5.3. STATEMENT. Each Option shall be evidenced by a Statement.


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      SECTION 5.4. OPTION PRICE, EXERCISE AND PAYMENT. The Option Price of
Vlasic Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Vlasic Stock at the date such Option is granted, as determined by the Committee. The Board shall establish the Option Price for each Option attributable to a Campbell Conversion Award. Options shall not be repriced.

      Options may be exercised from time to time by giving notice to the Company, or the agent of the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Vlasic Stock.

      In the event such Option Price is paid in whole or in part with shares of Vlasic Stock, the portion of the Option Price so paid shall be equal to the Fair Market Value, as of the date of exercise of the Option, of such shares or if the date of exercise is not a trading day the Fair Market Value of the shares on the immediately preceding trading day. The Company shall not issue or transfer Vlasic Stock upon exercise of an Option until the Option Price is fully paid. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Vlasic Stock to be delivered for the payment of such taxes.

      SECTION 5.5. LIMITATIONS ON INCENTIVE STOCK OPTIONS. Each provision of the Plan and each Option Statement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Statement thereof that cannot be so construed shall be disregarded.

      SECTION 5.6. TERMINATION OF EMPLOYMENT. Unless otherwise specifically provided in the terms of a Statement, the following provisions will govern the ability of a Participant to exercise any outstanding Options following the Participant's termination of employment with the Vlasic Foods International
Group:

                   (a) If the employment of a Participant with the Vlasic Foods International Group is terminated for reasons other than (i) death or disability, (ii) discharge for Cause, (iii) retirement, or (iv) resignation, the Participant may exercise an Option, except an Incentive Stock Option, at any time within three years after such termination, to the extent of the number of shares covered by such Option that were exercisable at the date of such termination; except that an Option shall not be exercisable on any date beyond the expiration of such three-year period or the expiration date of such Option, whichever occurs first.

                   (b) If the employment of a Participant with the Vlasic Foods International Group is terminated for Cause, any Options of such Participant shall expire and any rights thereunder shall terminate immediately. Any Option of a Participant whose service is terminated by resignation may be exercised at any time within three months of such resignation to the extent that the number of shares covered by such Option were exercisable at the date of such


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resignation, except that an Option shall not be exercisable on any date beyond the expiration date of such Option.

                   (c) Should a Participant die or become disabled either while in the employ of the Vlasic Foods International Group or after termination of such employment (other than discharge for Cause), the Option rights of such deceased or disabled Participant may be exercised by his or her Personal Representative at any time within three years after the Participant's date of death or disability to the extent of the number of shares covered by such Option that were exercisable at the date of such death or disability, except that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

      If a Participant who was granted a Nonqualified Stock Option should die within 180 days of the expiration date of such Option, and if on the date of death the Participant was then entitled to exercise such Option, and if the Option expires without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of Vlasic Stock subject to the Option exceeds the Option Price.

                   (d) Any Option of a Participant whose service is terminated while eligible to retire under the Company's tax qualified pension plan or such a pension plan of any affiliated company at the date of such termination may be exercised at any time up to 10 years after such termination, as determined by the Committee, except that an Option shall not be exercisable on any date beyond the expiration date of such Option. In the event the Participant's employment with the Vlasic Foods International Group terminates prior to the vesting of all Options, and if the Participant is eligible to retire, as described above, any installment or installments not then exercisable shall become fully exercisable as of the effective date of such termination.

      SECTION 5.7. SHAREOWNER RIGHTS AND PRIVILEGES. A Participant shall have no rights as a shareowner with respect to any shares of Vlasic Stock covered by an Option until the issuance of shares to the Participant.

      SECTION 5.8. AWARD OF SARs.

                   (a) At any time prior to six months before an Option's expiration date, the Committee may award to the Participant an SAR related to the Option. The Committee may also award SARs that are unrelated to any Option.

                   (b) The SAR shall represent the right to receive payment of an amount not greater than the spread, if any, by which the Fair Market Value of the Vlasic Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price.

                   (c) SARs awarded under the Plan shall be evidenced by a Statement between the Company and the Participant.


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                   (d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the value of a share of Vlasic Stock exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.8(b).

                   (e) An SAR shall be exercisable only by notice to the Company. However, an SAR shall in no event be exercisable during the first six months of its term, except in the event of death or disability of the Participant prior to the expiration of such six-month period.

                   (f) All SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Vlasic Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer of the Company otherwise in writing. Such Fair Market Value shall be determined in the manner specified in Section 5.8(b).

                   (g) Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Vlasic Stock, or partly in cash and partly in Vlasic Stock at the discretion of the Committee. The shares shall be valued in the manner specified in Section 5.8(b).

                   (h) At any time when a Participant is, in the judgment of the Corporate Secretary of the Company, subject with respect to Vlasic Stock to
Section 16 of the 1934 Act, in the event the Committee has not determined the form in which a SAR will be paid (i.e., cash, shares of Vlasic Stock, or any combination thereof), any election to exercise such right in whole or in part for cash shall be subject to the subsequent consent thereto, or disapproval thereof, by the Committee in its sole discretion.

                   (i) Each SAR shall expire on a date determined by the Committee at the date of grant of the Award.

                                  ARTICLE VI

                           RESTRICTED STOCK AWARDS

SECTION 6.1 AWARD OF RESTRICTED STOCK.

                   (a) The Committee may make a Restricted Stock Award to any Participant, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

                   (b) Each certificate for Restricted Stock may be registered in book-entry form or may be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company, unless the Participant is a Highly Compensated Employee and has elected to defer pursuant to Section 9.1.


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      SECTION 6.2. RESTRICTION PERIOD. At the time of making a Restricted Stock
Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

      SECTION 6.3. OTHER TERMS AND CONDITIONS. Vlasic Stock, when awarded pursuant to a Restricted Stock Award, will be represented by a book-entry notation or a stock certificate registered in the name of the Participant who receives the Restricted Stock Award, unless the Participant is eligible for and has elected to defer pursuant to Article IX. Such certificate shall be deposited with the Company as provided in Section 6.1(b). The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Vlasic Stock and all other shareowner's rights, with the exception that (i) the Participant will not be entitled to delivery of a stock certificate during the Restriction Period, (ii) the Company will retain custody of the certificate, if any, during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award, including performance restrictions in accordance with Section 4.5.

      SECTION 6.4. RESTRICTED STOCK AWARD STATEMENT. Each Restricted Stock Award shall be evidenced by a Statement.

      SECTION 6.5. TERMINATION OF EMPLOYMENT. The Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Participant prior to the expiration of the Restriction Period.

      SECTION 6.6. PAYMENT FOR RESTRICTED STOCK. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Vlasic Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Vlasic Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid as provided in the Statement.


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                                 ARTICLE VII

                       UNRESTRICTED VLASIC STOCK AWARDS

SECTION 7.1 The Committee may make awards of unrestricted Vlasic Stock to Employees in recognition of outstanding achievements or as an award for Employees who receive Restricted Stock Awards when Performance Goals are exceeded.

      SECTION 7.2. Each Award of unrestricted Vlasic Stock shall be registered in the name of the Participant and immediately be delivered to him or her or may be noted as unrestricted in the book-entry records.

                                 ARTICLE VIII

                          AWARD OF PERFORMANCE UNITS

SECTION 8.1 AWARD OF PERFORMANCE UNITS. The Committee may award Performance Units to any Participant. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

      SECTION 8.2. PERFORMANCE PERIOD. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Award in existence at any one time, and Performance Periods may differ.

      SECTION 8.3. PERFORMANCE MEASURES. Performance Units shall be awarded to a Participant contingent upon the attainment of Performance Goals in accordance with Section 4.5.

      SECTION 8.4. PERFORMANCE UNIT VALUE. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Vlasic Stock.

      SECTION 8.5. AWARD CRITERIA. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.


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      SECTION 8.6. PAYMENT.

                   (a) Following the end of a Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

                   (b) Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or, in the case of a Highly Compensated Employee, is deferred pursuant to Section 9.1, except that Performance Units which are measured using Vlasic Stock shall be paid in Vlasic Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

      SECTION 8.7. TERMINATION OF EMPLOYMENT.

                   (a) A Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Vlasic Foods International Group at all times during the applicable Performance Period, except as may otherwise be determined by the Committee.

                   (b) In the event that a Participant holding a Performance Unit ceases to be an employee of the Vlasic Foods International Group following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Unit.

      SECTION 8.8. PERFORMANCE UNIT STATEMENTS. Performance Unit Awards shall be evidenced by Performance Unit Statements.


                                  ARTICLE IX

                         DEFERRAL OF CERTAIN PAYMENTS

                   A Participant who is a Highly Compensated Employee may elect to defer all or a portion of any related earned Performance Units, Restricted Stock or gain on any exercised Option pursuant to the terms of the Deferred Compensation Plan. The value of the Performance Units, Restricted Stock or Option gain so deferred shall be transferred to the Deferred Compensation Plan and held in an account under that plan established for the Participant. Participants who are subject to tax in a foreign country are not eligible to defer payment of Performance Units, Restricted Stock or Option gain unless a deferral election has been approved for the Participant by the Company.

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

SECTION 10.1 LIMITS AS TO TRANSFERABILITY. With the prior approval of the Committee, an Option may, at the election of the Participant, be transferred to the spouse or a descendant of the Participant, or a trust for the benefit of the spouse or descendants. Unless otherwise provided by the Committee, however, no SAR, share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards other than Options that are transferred in accordance with the foregoing provisions shall be exercisable or received during the Participant's lifetime only by such Participant or his Personal Representative. Any transfer contrary to this
Section 10.1 will nullify the Option, SAR, Performance Unit, or share of Restricted Stock..

      SECTION 10.2. ADJUSTMENTS UPON CHANGES IN STOCK. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or that may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Vlasic Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods.

      SECTION 10.3. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN.

                   (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No such amendment, suspension, or termination shall alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant adversely affected thereby.

                   (b) With the consent of the Participant adversely affected thereby, the Committee may amend or modify any outstanding Options, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

      SECTION 10.4. NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Employees to receive Awards, (ii) the determination of Highly Compensated Employees eligible to defer Performance Units or Restricted Stock, (iii) the form, amount, and timing of such Awards, (iv) the terms and provisions of such Awards and (v) the Statements evidencing the same, need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees are similarly situated.

      SECTION 10.5. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that
(i) the listing, registration, or qualification of the shares of Vlasic Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      SECTION 10.6. NO RIGHT TO EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

      SECTION 10.7. TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Company and its Subsidiaries. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company or its respective Subsidiaries, resulting in the Participants having no greater rights than the general creditors of the Company or such Subsidiaries. Notwithstanding the foregoing, nothing herein shall prevent or prohibit the Company or the respective Subsidiaries from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan at any time.

                                  ARTICLE XI

                       CHANGE IN CONTROL OF THE COMPANY

SECTION 11.1 CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

      SECTION 11.2. DEFINITION OF "ADJUSTED FAIR MARKET VALUE." For purposes of the Plan, "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per share of Vlasic Stock paid to holders of the shares of Vlasic Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a share of Vlasic Stock during the 90 day period ending on the date of a Change in Control.

      SECTION 11.3. DEFINITION OF "CHANGE IN CONTROL YEAR." For purposes of the Plan, "Change in Control Year" means a fiscal year of the Company in which a Change in Control occurs.

      SECTION 11.4. DEFINITION OF "CHANGE IN CONTROL". For purposes of the Plan "Change in Control" means any of the following events:

                   (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this Section 11.4(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                   (b) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the Board reaches seven (7), are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareowners, of any new Director was approved by a vote of at least two-thirds of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

                   (c) Approval by shareowners of the Company of (i) a merger or consolidation involving the Company if the shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                   (d) Acceptance by shareowners of the Company of shares in a share exchange if the shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any entity that, immediately prior to such acquisition, is entirely owned (directly or indirectly) by shareowners of the Company in the same proportions as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family shareowner but only if such Person has executed an agreement that is approved by two-thirds of the Board and pursuant to which such Person has agreed that he or she (or they) will not increase his or her (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family shareowner" means at any time a "Dorrance Family shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities beneficially owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from the Company or from another Grandfathered Dorrance Family shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family shareowner at the time in question. For purposes of this Section, "Dorrance Family shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

      Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the

Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      SECTION 11.5. EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS. Upon a Change in Control, (a) all Options and SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable and (b) any Participant who may be subject to liability under Section 16(b) of the 1934 Act, will be permitted to surrender for cancellation for a period of 60 days commencing after the later of such Change in Control or the expiration of six months from the date of grant, any Option or SAR (or portion of an Option or SAR), to the extent not yet exercised and the Participant will be entitled to receive a cash payment in an amount equal to the excess, if any, in respect of each Option or SAR surrendered, (i)(A) except as described in clause (B) below, the greater of (x) the Fair Market Value, on the date preceding the date of surrender of the shares subject to the Option or SAR (or portion thereof) surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or SAR (or portion thereof) surrendered or (B) in the case of an Incentive Stock Option or an SAR issued in connection with an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or SAR (or portion thereof) surrendered, over
(ii) the aggregate purchase price for such Shares under the Option or SAR.

      SECTION 11.6. EFFECT OF CHANGE IN CONTROL ON RESTRICTED STOCK. Upon a Change in Control, all restrictions upon any shares of Restricted Stock other than Restricted Stock that is subject to performance related restrictions ("Performance Restricted Stock") shall lapse immediately and all such shares shall become fully vested in the Participant and shall promptly be delivered to the Participant.

      SECTION 11.7. EFFECT OF CHANGE IN CONTROL ON PERFORMANCE RESTRICTED STOCK AND PERFORMANCE UNITS.

                   (a) Upon a Change in Control, the Participant shall (i) become vested in, and restrictions shall lapse on, the greater of (A) fifty percent (50%) of the Performance Restricted Stock or Performance Units or (B) a pro rata portion of such Performance Restricted Stock based on the portion of the Performance Period that has elapsed to the date of the Change in Control and the aggregate vesting percentage determined pursuant to this clause (B) shall be applied to vesting first such awards granted the earliest in time preceding the Change in Control (the "Vested Performance Awards") and (ii) be entitled to receive (X) in respect of all Performance Units that become vested as a result of a Change in Control, a cash payment within 30.days after such Change in Control equal to the product of the then current value of a Performance Unit multiplied by the number of Performance Units that become vested in accordance with this Section 11.7 and (Y) in respect of all shares of Performance Restricted Stock that become vested as a result of a Change in Control, the prompt delivery of such shares.

                   (b) With respect to any shares of Performance Restricted Stock or Performance Units that do not become vested pursuant to Section 11.7(a) (the "Continuing Awards"), such shares or units (or the proceeds thereof) shall continue to be outstanding for the remainder of the applicable Performance Period (as if such shares or units were the only shares or units granted in respect of each such Performance Period) and subject to the applicable Award Criteria as modified below.

     SECTION 11.8. AMENDMENT OR TERMINATION.

                   (a) This Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

                   (b) For a period of 24 months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

                   (c) Following a Change in Control, the Plan shall be amended as necessary to make appropriate adjustments to the Award Criteria for the Continuing Awards for (i) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the achievement of Performance Goals under the Plan and (ii) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and Award Criteria for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

                   IN WITNESS WHEREOF, Vlasic Foods International Inc. has caused this Plan to be duly executed as of March 30, 1998.



[CORPORATE SEAL]                                VLASIC FOODS INTERNATIONAL INC.



Attest:                                         By:
       ----------------------                      ---------------------------
            Secretary                           President and Chief Executive
                                                Officer